UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      April 18, 2006
LSB BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One LSB Plaza, Lexington, North Carolina	27292
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (336) 248-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.
Item 7.01.      Regulation FD Disclosure.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”
     On April 17, 2006, LSB Bancshares, Inc. (“LSB”) issued a press release providing certain financial information for the quarter ending March 31, 2006. A copy of the press release was furnished as Exhibit 99.1 to the Form 8-K filed by LSB on April 17, 2006. Thereafter, LSB discovered that several numbers (identified below) in the table entitled “Financial Highlights” were incorrect. Corrected values for the line items “Provision for loan losses,” “Loans charged off,” “Recoveries” and “Net charge offs to average loans” are presented in Exhibit 99.1 hereto under the column headings “2006” and “Change.” On April 18, 2006, LSB issued a press release providing the as corrected Financial Highlights table. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(c)      Exhibits.
99.1	Press release issued by LSB Bancshares, Inc. on April 18, 2006 (furnished herewith.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.

Dated: April 19, 2006	By:	/s/ Robert F. Lowe

Robert F. Lowe, Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LSB Bancshares, Inc. on April 18, 2006.